   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2002

                                                     REGISTRATION NO. 333-
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NABORS INDUSTRIES LTD.
                            NABORS INDUSTRIES, INC.
                       NABORS INTERNATIONAL FINANCE INC.
                              NABORS HOLDINGS LTD.
                             NABORS HOLDINGS 1, ULC
            (Exact name of registrants as specified in its charter)

               NABORS INDUSTRIES LTD.                              NABORS INDUSTRIES, INC.
                      BERMUDA                                              DELAWARE
          (State or other jurisdiction of                      (State or other jurisdiction of
           organization or incorporation)                       organization or incorporation)

                        1381                                                 1381
            (Primary Standard Industrial                         (Primary Standard Industrial
            Classification Code Number)                          Classification Code Number)

                     98-0363970                                           93-0711613
        (I.R.S. Employer Identification No.)                 (I.R.S. Employer Identification No.)

            2ND FL. INTERNATIONAL CENTRE
                      WARRENS                                        515 WEST GREENS ROAD
                   P.O. BOX 905E                                          SUITE 1200
               ST. MICHAEL, BARBADOS                                 HOUSTON, TEXAS 77067
             TELEPHONE: (246) 421-9471                            TELEPHONE: (281) 874-0035
(Address, Including Zip Code, and Telephone Number,  (Address, Including Zip Code, and Telephone Number,
   Including Area Code, of Registrant's Principal       Including Area Code, of Registrant's Principal
                 Executive Offices)                                   Executive Offices)


         NABORS INTERNATIONAL FINANCE INC.                           NABORS HOLDINGS LTD.
                      DELAWARE                                             BERMUDA
          (State or other jurisdiction of                      (State or other jurisdiction of
           organization or incorporation)                       organization or incorporation)

                       1381                                                 1381
            (Primary Standard Industrial                         (Primary Standard Industrial
            Classification Code Number)                          Classification Code Number)

                     11-3642131                                           26-0052063
        (I.R.S. Employer Identification No.)                 (I.R.S. Employer Identification No.)

                                                                 2ND FL. INTERNATIONAL CENTRE
                515 WEST GREENS ROAD                                       WARRENS
                     SUITE 1200                                         P.O. BOX 905E
                HOUSTON, TEXAS 77067                                ST. MICHAEL, BARBADOS
             TELEPHONE: (281) 874-0035                            TELEPHONE: (246) 421-9471
(Address, Including Zip Code, and Telephone Number,  (Address, Including Zip Code, and Telephone Number,
   Including Area Code, of Registrant's Principal       Including Area Code, of Registrant's Principal
                 Executive Offices)                                   Executive Offices)


                                         NABORS HOLDINGS 1, ULC
                                           NOVA SCOTIA, CANADA
                                     (State or other jurisdiction of
                                     organization or incorporation)

                                                  1381
                                      (Primary Standard Industrial
                                       Classification Code Number)

                                               87-0385317
                                  (I.R.S. Employer Identification No.)

                                       3000, 500-4TH AVENUE, S.W.
                                            CALGARY, ALBERTA
                                             T2P 2V6 CANADA
                                        TELEPHONE: (403) 263-6777
                           (Address, Including Zip Code, and Telephone Number,
                             Including Area Code, of Registrant's Principal
                                           Executive Offices)

                             ---------------------
                            CHRISTOPHER P. PAPOURAS
                          VICE PRESIDENT AND SECRETARY
                        NABORS CORPORATE SERVICES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
                           TELEPHONE: (281) 874-0035
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of
                               Agent for Service)
                             ---------------------
                                WITH COPIES TO:
                             MICHAEL P. ROGAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                          WASHINGTON, D.C. 20005-2111
                                 (202) 371-7000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     (See Calculation of Registration Fee Table and Footnotes on following page)
================================================================================

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE         AGGREGATE OFFERING          AGGREGATE               AMOUNT OF
        TO BE REGISTERED                 REGISTERED            PRICE PER UNIT          OFFERING PRICE         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt securities of Nabors
  Industries Ltd. ...............
---------------------------------------------------------------------------------------------------------------------------------
Debt securities of Nabors
  Industries, Inc. ..............
---------------------------------------------------------------------------------------------------------------------------------
Debt securities of Nabors
  International Finance Inc. ....
---------------------------------------------------------------------------------------------------------------------------------
Debt securities of Nabors
  Holdings Ltd. .................
---------------------------------------------------------------------------------------------------------------------------------
Debt securities of Nabors
  Holdings 1, ULC................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Nabors Industries
  Ltd.(1)........................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Nabors Industries,
  Inc.(1)........................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Nabors
  International Finance
  Inc.(1)........................
---------------------------------------------------------------------------------------------------------------------------------
Preferred shares of Nabors
  Industries Ltd. ...............
---------------------------------------------------------------------------------------------------------------------------------
Depositary shares of Nabors
  Industries Ltd. ...............
---------------------------------------------------------------------------------------------------------------------------------
Common shares of Nabors
  Industries Ltd. ...............
---------------------------------------------------------------------------------------------------------------------------------
Share purchase contracts of
  Nabors Industries Ltd. ........
---------------------------------------------------------------------------------------------------------------------------------
Share purchase units of Nabors
  Industries Ltd. ...............
---------------------------------------------------------------------------------------------------------------------------------
Warrants of Nabors Industries
  Ltd. ..........................
---------------------------------------------------------------------------------------------------------------------------------
Total............................    $700,000,000(2)(3)            N/A(4)            $700,000,000(2)(3)          $64,400(5)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) No separate consideration will be received for any guarantee of debt securities; accordingly pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

(2) Such presently: (a) indeterminate number of debt securities of Nabors Industries Ltd. and the related guarantees of such debt securities by Nabors Industries, Inc. and Nabors International Finance Inc. and indeterminate number or amount of preferred shares, depositary shares, common shares, share purchase contracts, share purchase units and warrants of Nabors Industries Ltd. as may from time to time be issued at indeterminate prices;
    (b) indeterminate number of debt securities of Nabors Industries, Inc. as may from time to time be issued at indeterminate prices and the related guarantees of such debt securities by Nabors Industries Ltd. and Nabors International Finance Inc.; (c) indeterminate number of debt securities of Nabors International Finance Inc. as may from time to time be issued at indeterminate prices and the related guarantees of such debt securities by Nabors Industries Ltd. and Nabors Industries, Inc.; (d) indeterminate number of debt securities of Nabors Holdings Ltd. as may from time to time be issued at indeterminate prices and the related guarantees of such debt securities by Nabors Industries Ltd., Nabors Industries, Inc. and Nabors International Finance Inc.; and (e) indeterminate number of debt securities of Nabors Holdings 1, ULC as may from time to time be issued at indeterminate prices and the related guarantees of such debt securities by Nabors Industries Ltd., Nabors Industries, Inc. and Nabors International Finance Inc.

(3) Such amount in U.S. Dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of Nabors Industries Ltd., Nabors Industries, Inc., Nabors International Finance Inc., Nabors Holdings Ltd. and Nabors Holdings 1, ULC of $700.0 million. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. In addition, this registration statement includes a presently indeterminate number of securities that may be issuable from time to time upon conversion, exercise or exchange of the securities being registered hereunder.

(4) Not applicable pursuant to General Instruction II(D) to Form S-3 and Rule 457(o) under the Securities Act.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $92.00 per $1,000,000 of securities registered, as indicated by Fee Rate Advisory #7 for Fiscal Year 2003. Additionally, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrants hereby offset against the $64,400 filing fee required in connection with this registration statement a portion of the fee of $139,625.76 previously paid in connection with the securities unsold under the registration statement on Form S-3, Registration Statement No. 333-81137, filed by Nabors Industries, Inc., a wholly-owned subsidiary of the Nabors Industries Ltd., on June 18, 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 2002

PROSPECTUS

                            (NABORS INDUSTRIES LOGO)

                                  $700,000,000

                             ---------------------

     NABORS INDUSTRIES LTD.            NABORS INDUSTRIES, INC.
         DEBT SECURITIES                   DEBT SECURITIES
  GUARANTEES OF DEBT SECURITIES     GUARANTEES OF DEBT SECURITIES
        PREFERRED SHARES
        DEPOSITARY SHARES         NABORS INTERNATIONAL FINANCE INC.
          COMMON SHARES                    DEBT SECURITIES
    SHARE PURCHASE CONTRACTS        GUARANTEES OF DEBT SECURITIES
      SHARE PURCHASE UNITS
            WARRANTS                    NABORS HOLDINGS LTD.
                                           DEBT SECURITIES

                                       NABORS HOLDINGS 1, ULC
                                           DEBT SECURITIES

                             ---------------------

     The issuer will provide the specific terms of these securities in supplements to this prospectus. We, or the issuer of the securities, can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

     The aggregate initial offering price of all securities which may be sold pursuant to this prospectus will not exceed U.S. $700.0 million, or its equivalent based on the applicable exchange rate at the time of issue in one or more foreign currencies or currency units as shall be designated by the issuer.

     The common shares of Nabors Industries Ltd. are listed on the American Stock Exchange under the symbol "NBR." Any common shares sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. With respect to other securities, each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. On December 26, 2002, the closing price of our common shares on that exchange was $36.68.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About this Prospectus.......................................     1
About Nabors Industries Ltd. ...............................     2
About Nabors Industries, Inc. ..............................     2
About Nabors International Finance Inc. ....................     2
About Nabors Holdings Ltd. .................................     3
About Nabors Holdings 1, ULC................................     3
Recent Developments.........................................     3
Risk Factors................................................     4
Where You Can Find More Information.........................     5
Incorporation of Certain Documents by Reference.............     5
Forward-Looking Statements..................................     6
Ratio of Earnings to Fixed Charges..........................     7
Use of Proceeds.............................................     7
Description of Debt Securities..............................     7
Description of Authorized Share Capital.....................    17
Description of Securities Warrants..........................    22
Description of Depositary Shares............................    23
Description of Share Purchase Contracts and Share Purchase
  Units.....................................................    26
Plan of Distribution........................................    26
Legal Matters...............................................    28
Experts.....................................................    28
Independent Accountants.....................................    28

                             ABOUT THIS PROSPECTUS

     As used in this prospectus and any prospectus supplement:

     - "Nabors," "we," "our," and "us" generally means Nabors Industries Ltd., a Bermuda exempted company, together with its consolidated subsidiaries, unless the context otherwise requires, such as in the sections providing description of the securities offered in this prospectus;

     - "Nabors Delaware" means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors;

     - "Nabors International" means Nabors International Finance Inc., a Delaware corporation and a wholly-owned subsidiary of Nabors;

     - "Nabors Holdings" means Nabors Holdings Ltd., a Bermuda exempted company and a wholly-owned subsidiary of Nabors; and

     - "Nabors Canada" means Nabors Holdings 1, ULC, a Nova Scotia unlimited liability company and a wholly-owned indirect subsidiary of Nabors.

     We sometimes refer to Nabors Delaware, Nabors International, Nabors Holdings and Nabors Canada as the "subsidiary issuers" in this prospectus.

     This prospectus is part of a registration statement that we and the subsidiary issuers filed with the United States Securities and Exchange Commission (which we refer to as the SEC in this prospectus) utilizing a "shelf" registration process. Under this shelf registration process, we and the subsidiary issuers may sell the different types of securities, and issue related guarantees, as described in this prospectus, in one or more offerings up to a total offering amount of $700.0 million or the equivalent thereof, at the time of sale, in one or more foreign currencies, foreign currency units or composite currencies.

     This prospectus provides you with a general description of the securities we and the subsidiary issuers may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the subsidiary issuers and the securities to be offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office mentioned under the heading "Where You Can Find More Information."

     You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.

     THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US AND THE SUBSIDIARY ISSUERS THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. REQUESTS SHOULD BE DIRECTED TO NABORS INDUSTRIES LTD., 2ND FL. INTERNATIONAL CENTRE, WARRENS, P.O. BOX 905E, ST. MICHAEL, BARBADOS, OR VISIT OUR WEBSITE AT "HTTP://WWW.NABORS.COM." WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.

     References in this prospectus to documents incorporated by reference of Nabors Delaware pertain to Nabors because, pursuant to a reorganization (which we refer to as the reorganization in this prospectus), Nabors became the successor entity to Nabors Delaware.

     Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.

                          ABOUT NABORS INDUSTRIES LTD.

     We became the publicly-traded parent company of the Nabors group of companies, effective June 24, 2002, pursuant to the corporate reorganization described below in the section entitled "Recent Developments -- Corporate Reorganization." Our common shares are traded on the American Stock Exchange under the symbol "NBR."

     We, together with our subsidiaries, are the largest land drilling contractor in the world, with almost 600 land drilling rigs as of November 30, 2002. We conduct oil, gas and geothermal land drilling operations in the United States lower 48 states, Alaska and Canada, and elsewhere, primarily in South and Central America, the Middle East and Africa. We are also one of the largest land well-servicing and workover contractors in the United States and in Canada. We own approximately 745 land well-servicing and workover rigs in the southwestern and western United States, and approximately 233 land well-servicing and workover rigs in certain other markets, including approximately 193 rigs in Canada. We also are a leading provider of offshore platform workover and drilling rigs. We market 44 platform, 17 jackup and three barge rigs in the Gulf of Mexico and other markets. These rigs provide well-servicing, workover and drilling services.

     To further supplement our primary business, we offer a number of ancillary well-site services, including oilfield management, engineering, transportation, construction, maintenance, well logging and other support services, in selected domestic and international markets. Our land transportation and hauling fleet includes approximately 240 rig and oilfield equipment hauling tractor-trailers and a number of cranes, loaders and light-duty vehicles. We also maintain over 290 fluid hauling trucks, approximately 700 fluid storage tanks, eight salt water disposal wells and other auxiliary equipment used in domestic drilling and well-servicing operations. In addition, we market a fleet of 30 marine transportation and support vessels, primarily in the Gulf of Mexico, that provides transportation of drilling materials, supplies and crews for offshore rig operations and support for other offshore operations. And we manufacture and lease or sell top drives for a broad range of drilling rig applications, rig instrumentation and data collection equipment, and rig reporting software.

     We were formed as a Bermuda exempted company on December 11, 2001. Our principal executive offices are located at 2nd Fl. International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados. Our phone number at our principal executive offices is (246) 421-9471.

                         ABOUT NABORS INDUSTRIES, INC.

     Nabors Delaware is a Delaware corporation and an indirect, wholly-owned subsidiary of Nabors. Prior to the corporate reorganization described below in the section entitled "Recent Developments -- Corporate Reorganization," Nabors Delaware was a publicly-traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware's principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067, and its telephone number at that address is (281) 874-0035.

                    ABOUT NABORS INTERNATIONAL FINANCE INC.

     Nabors International is a Delaware corporation and a wholly-owned finance subsidiary of Nabors. Nabors International was incorporated in Delaware on June 7, 2002. Nabors International's principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067, and its telephone number at that address is (281) 874-0035. Nabors International is a holding company that owns all the outstanding common stock of Nabors Delaware. Its only business is to access bank financing and capital markets on behalf of Nabors Delaware and its subsidiaries and to hold investments. Otherwise, Nabors International conducts no independent business or operations and has not generated any revenues as of the date of this prospectus.

                           ABOUT NABORS HOLDINGS LTD.

     Nabors Holdings was formed as a Bermuda exempted company on December 11, 2001. Nabors Holdings' principal executive offices are located at 2nd Fl. International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados. Its phone number at its principal executive offices is (246) 421-9471. Nabors Holdings is a wholly-owned finance subsidiary of Nabors. Its only business is to access bank financing and international capital markets on behalf of Nabors and to hold investments. Otherwise, Nabors Holdings conducts no independent business or operations and has not generated any revenues as of the date of this prospectus.

                          ABOUT NABORS HOLDINGS 1, ULC

     Nabors Canada is an unlimited liability company formed under the Companies Act of Nova Scotia on December 28, 2001. It is an indirect, wholly-owned finance subsidiary of Nabors Delaware and a holding company whose only business is to access bank financing and capital markets on behalf of the Canadian subsidiaries of Nabors and to hold investments. Otherwise, Nabors Canada conducts no independent business or operations and has not generated any revenues as of the date of this prospectus. The registered office of Nabors Canada is located at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia B35 2X2 Canada. Its principal executive offices are located at 3000, 500-4th Avenue, S.W., Calgary, Alberta T2P 2V6 Canada, and the telephone number at that address is (403) 263-6777.

                              RECENT DEVELOPMENTS

CORPORATE REORGANIZATION

     Effective June 24, 2002, Nabors became the successor to Nabors Delaware following a corporate reorganization, which effectively changed the jurisdiction of incorporation of Nabors from Delaware to Bermuda. The reorganization was accomplished through a merger of an indirect, newly formed Delaware subsidiary of Nabors with and into Nabors Delaware. Nabors Delaware was the surviving company in the merger. As a result of the merger, Nabors Delaware became a wholly-owned, indirect subsidiary of Nabors. Upon consummation of the merger, all outstanding shares of Nabors Delaware common stock automatically converted into the right to receive Nabors common shares, with the result that the shareholders of Nabors Delaware on the date of the merger became the shareholders of Nabors. Nabors and its subsidiaries continue to conduct the businesses previously conducted by Nabors Delaware and its subsidiaries. The reorganization has been accounted for as a reorganization of entities under common control and, accordingly, it did not result in any changes to the consolidated amounts of assets, liabilities and stockholders' equity.

     The Board of Nabors Delaware approved the expatriation transaction because international activities are an important part of Nabors' current business and they believe that international operations will continue to grow in the future. Expansion of Nabors' international business is an important part of its current business strategy and significant growth opportunities exist in the international marketplace. Nabors believes that reorganizing as a Bermuda company will allow Nabors to implement its business strategy more effectively. In addition, Nabors believes that the reorganization should increase its access to international capital markets and acquisition opportunities, increase its attractiveness to non-U.S. investors, improve global cash management, improve its global tax position and result in a more favorable corporate structure for expansion of its current business.

     Several members of the United States Congress have introduced legislation that, if enacted, would have the effect of eliminating the tax benefits of the reorganization. In particular, on June 18, 2002, the Senate Finance Committee approved legislation introduced by Senator Charles Grassley, the Ranking Minority Member of the Senate Finance Committee, along with Senator Max Baucus, the Chairman of the Senate Finance Committee, (S. 2119) that, for United States federal tax purposes, would treat a foreign corporation, such as Nabors, that undertakes a corporate expatriation transaction, such as the reorganization, as a domestic corporation and, thus, such foreign corporation would be subject to United States federal income tax. S. 2119 is proposed to be effective for corporate expatriation transactions completed after March 20, 2002. In addition, on July 11, 2002, Representative Bill Thomas, Chairman of the House Committee on Ways and Means, introduced legislation (H.R. 5095) that is substantially similar to S. 2119 with respect to its treatment of corporations that undertake a corporate expatriation transaction such as the reorganization, except that (i) it is proposed to apply to transactions completed after March 20, 2002 and before March 21, 2005 and (ii) it would not permit shareholders to qualify for tax-free treatment with respect to a corporate expatriation transaction such as the reorganization. If any of the proposed legislation, including S. 2119 or H.R. 5095, were enacted with their proposed effective dates, the tax savings would not be realized from the reorganization.

     In addition, there has been increased negative publicity and criticism of corporate expatriation transactions from public pension funds and other investors since the time Nabors completed its reorganization.

     In light of such events and if and when any such legislation is enacted, Nabors will consider the effects of such legislation and will evaluate all strategic alternatives that may be necessary or prudent in response to such legislation.

ACQUISITION OF RYAN

     On August 12, 2002, Nabors entered into an arrangement agreement to acquire Ryan Energy Technologies Inc., a corporation incorporated under the laws of Alberta, Canada (which we refer to as Ryan in this prospectus). Nabors' acquisition of Ryan was completed on October 9, 2002, and became effective pursuant to a plan of arrangement approved by the securityholders of Ryan and the Court of Queen's Bench of Alberta.

     Under the terms of the arrangement each holder of Ryan common shares could elect to receive for each Ryan common share either cash in the amount of Cdn. $1.85 or 0.0362 of an exchangeable share of Nabors Exchangeco (Canada) Inc., a Canadian corporation and an indirect wholly-owned subsidiary of Nabors (which we refer to as Exchangeco in this prospectus). Each registered shareholder electing to receive Exchangeco shares received only a whole number of exchangeable shares, and was paid cash in lieu of any fractional shares. Each exchangeable share has economic and voting rights effectively equivalent to one Nabors common share and is exchangeable at any time for one Nabors common share. As a result of the arrangement, all options to acquire Ryan common shares not previously exercised or surrendered for termination were terminated and each holder of such options was paid in cash, in respect of each such option, the greater of: (i) the positive difference, if any, between Cdn. $1.85 and the exercise price of such option for each Ryan common share issuable on exercise of such option, and
(ii) Cdn. $0.10 per common share issuable on exercise of such option, subject to required withholdings. Pursuant to the arrangement, Exchangeco acquired all of the issued and outstanding common shares of Ryan in exchange for approximately Cdn. $22.6 million (U.S. $14.2 million) in cash and 380,264 exchangeable shares of Exchangeco, of which 219,493 exchangeable shares were immediately exchanged for common shares of Nabors in accordance with the instructions of the holders of those shares.

                                  RISK FACTORS

     Investing in our securities and the securities of the subsidiary issuers involves risks. You should carefully consider the risk factors described in: (i) Nabors Delaware's Annual Report on Form 10-K, for the year ended December 31, 2001, as amended, under the heading "Item 7. MANAGEMENT'S

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," (ii) our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2002, under the heading "Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK" and (iii) our Registration Statement on Form S-4, filed with the SEC on January 2, 2002, as amended, under the heading "RISK FACTORS," which are incorporated by reference in this prospectus, and the other information contained or incorporated by reference in this prospectus. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Nabors Delaware previously filed such reports and materials but is no longer required to do so following the corporate reorganization on June 24, 2002, described under the section entitled "Recent Developments -- Corporate Reorganization." Nabors Delaware's previous filings pertain to Nabors because, pursuant to a reorganization, Nabors became the successor entity to Nabors Delaware. You may inspect and copy any such current reports, proxy statements and other information filed with the SEC, by us or Nabors Delaware, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Our SEC filings are also accessible through the Internet at the SEC's web site at http://www.sec.gov. In addition, reports, proxy and information statements and other information concerning Nabors can be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, where Nabors' common shares are listed and traded.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC permits us to "incorporate by reference" into this prospectus the information in documents we and Nabors Delaware file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is otherwise terminated:

     - Nabors Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-09245), as amended by Form 10-K/A filed by Nabors on June 26, 2002 (File No. 000-49887);

     - Nabors Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 001-09245);

     - Nabors' Quarterly Reports on Form 10-Q for the quarter ended June 30, 2002, as amended on October 11, 2002, and for the quarter ended September 30, 2002 (File No. 000-49887);

     - Nabors Delaware's Current Reports on Form 8-K filed on January 3, 2002, January 25, 2002, April 18, 2002, June 14, 2002, and June 25, 2002 (File
       No. 001-09245);

     - Nabors' Current Reports on Form 8-K filed on June 25, 2002 (File No. 333-76198), June 26, 2002, July 18, 2002, August 14, 2002, August 16,
       2002, August 21, 2002, October 1, 2002, October 11, 2002 and October 24, 2002 (File No. 000-49887); and

     - The description of our common shares contained in our Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed with the SEC on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

     If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Nabors Industries Ltd., 2nd Fl. International Trading Centre, Warrens, P.O. Box 905E, St. Michael, Barbados, telephone: (246) 421-9471.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (which we refer to as the Securities Act in this prospectus), covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                           FORWARD-LOOKING STATEMENTS

     The statements in this document and the documents incorporated by reference that relate to matters that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this document and the documents incorporated by reference, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "should," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements. Further events and actual results may differ materially from those set forth or implied in forward-looking statements. Any forward-looking statements, including statements regarding the intent, belief or current expectations of us or our management, are not guarantees of future performance and involve risks, uncertainties and assumptions about us and the industry in which we operate, including, among other things:

     - fluctuations in worldwide prices and demand for oil and natural gas;

     - fluctuations to levels of oil and natural gas exploration and development activities;

     - fluctuations in the demand for contract drilling and workover services;

     - the existence of competitors, technological changes and developments in the oilfield services industry;

     - the existence of operating risks inherent in the oilfield services industry;

     - the existence of regulatory and legislative uncertainties;

     - outcomes of pending and future litigation;

     - the possibility of political instability, war or acts of terrorism in any of the countries in which we do or will do business;

     - changes in capital needs;

     - an inability to execute our business strategy; and

     - general economic conditions.

     Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas or oil, which could have a material impact on exploration and production activities, could also materially affect our financial position, results of operations and cash flows.

     All forward-looking statements in this prospectus are based on information available to us on the date of this prospectus. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Nabors Delaware, prior to June 24, 2002, the effective date of the reorganization, and Nabors, after June 24, 2002, have calculated their ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations less undistributed earnings from unconsolidated affiliates (net of dividends) plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

 NINE MONTH                         FISCAL YEAR ENDED                       THREE MONTHS    FISCAL YEAR
PERIOD ENDED    ---------------------------------------------------------      ENDED           ENDED
SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
    2002            2001           2000           1999           1998           1997           1997
-------------   ------------   ------------   ------------   ------------   ------------   -------------
     2.83x          9.11x          6.21x          2.48x         11.60x         15.18x          10.97x

     In the event of an issuance of a series of securities by a subsidiary issuer which is not guaranteed by us, information with respect to the ratio of earnings to fixed charges for the applicable subsidiary will be set forth in a prospectus supplement.

                                USE OF PROCEEDS

     Except as may be set forth in a prospectus supplement, we intend to use the net proceeds we receive from sales of offered securities for general corporate purposes. These could include capital expenditures, repayment or purchase of previously issued long-term debt, investment in subsidiaries, loans to subsidiaries, additions to working capital, stock repurchases, repayment of short-term commercial paper notes or other short-term debt, acquisitions and other business opportunities. If securities are sold by a subsidiary issuer, we expect that such subsidiary issuer will add such proceeds to its general funds and use them for general corporate purposes or will loan such proceeds to Nabors or any of its subsidiaries.

     When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of debt securities sets forth certain general terms and provisions of debt securities to be issued by Nabors and the subsidiary issuers. The particular terms of the debt securities offered will be described in the prospectus supplement relating to such debt securities.

     Nabors and the subsidiary issuers may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or the subsidiary issuers. The debt securities may be:

     - senior obligations issued in one or more series under a senior indenture to be entered into between Nabors, Bank One, N.A., as trustee, and Nabors Delaware, as guarantor;

     - senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, Bank One, N.A., as trustee, and Nabors, as guarantor;

     - senior obligations issued in one or more series under a senior indenture to be entered into between Nabors International, Bank One, N.A., as trustee, and Nabors and Nabors Delaware, as guarantors;

     - senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Holdings, Bank One, N.A., as trustee, and Nabors and Nabors Delaware, as guarantors;

     - senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Canada, Bank One, N.A., as trustee, and Nabors and Nabors Delaware, as guarantors;

     - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors, Bank One, N.A., as trustee, and Nabors Delaware, as guarantor;

     - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, Bank One, N.A., as trustee, and Nabors, as guarantor;

     - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors International, Bank One, N.A., as trustee, and Nabors and Nabors Delaware, as guarantors;

     - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Holdings, Bank One, N.A., as trustee, and Nabors and Nabors Delaware, as guarantors; or

     - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Canada, Bank One, N.A., as trustee, and Nabors and Nabors Delaware, as guarantors.

     The trustee for each series of debt securities will be Bank One, N.A., unless otherwise specified in the applicable prospectus supplement.

     The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.

GENERAL

     The indentures relating to Nabors and the subsidiary issuers senior and subordinated obligations (which we refer to as the "indentures" in this prospectus) do not contain any restrictions on the amount of additional indebtedness that Nabors or the subsidiary issuers may issue or guarantee in the future.

     You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:

     - the designation, aggregate principal amount and authorized denominations of the debt securities;

     - the purchase price of the debt securities;

     - the date or dates on which the debt securities will mature;

     - the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

     - the dates on which the interest will be payable and the record dates for payment of interest, if any;

     - the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the debt securities will be payable;

     - the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us or the applicable subsidiary issuer to repurchase the debt securities;

     - whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

     - whether the debt securities will be senior debt securities or subordinated debt securities;

     - whether the debt securities will be secured;

     - the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

     - whether the debt securities will be guaranteed by Nabors, Nabors Delaware and/or Nabors International and the terms and provisions of any such guarantee as described under "--Guarantee" below;

     - any special tax implications of the debt securities, including provisions for original issue discount securities, if affected;

     - any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

     - any other additional provisions or specific terms which may be applicable to that series of debt securities.

     None of the indentures limit the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, we or the subsidiary issuers may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors or the subsidiary issuer, as applicable, and may be in any currency or currency units designated by such issuer.

     The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

RANKING OF DEBT SECURITIES

     The senior debt securities will be unsubordinated obligations and will rank equally in right of payment with all existing and future unsecured or secured, as applicable, and unsubordinated indebtedness. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness (as defined in the related prospectus supplement), including the senior debt securities. See
"-- Subordination of Subordinated Debt Securities." Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

     Nabors, Nabors Delaware and Nabors International currently conduct substantially all of their operations through their subsidiaries and their subsidiaries generate substantially all of their operating income and cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries' financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors, Nabors Delaware and Nabors International are holding companies, holders of their debt securities will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. Nabors Holdings is a finance subsidiary of Nabors and conducts no independent business or operations. Nabors Canada is a finance subsidiary of Nabors Delaware and conducts no independent business or operations. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors' debt securities will be guaranteed by Nabors Delaware and/or Nabors International or whether the subsidiary issuer's debt securities will be guaranteed by Nabors, Nabors Delaware and/or Nabors International. For a description of that guarantee, see "-- Guarantee."

GUARANTEE

     Unless otherwise provided in the applicable prospectus supplement, Nabors will individually, or jointly and severally or otherwise with Nabors Delaware and/or Nabors International, guarantee a series of debt securities of any of the subsidiary issuers.

     Nabors Delaware may individually, Nabors International may individually, or Nabors Delaware and Nabors International may, jointly and severally or otherwise, guarantee a series of debt securities of Nabors.

     The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

CONVERSION AND EXCHANGE

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or a subsidiary issuer will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

PAYMENT, PAYING AGENT AND REGISTRAR

     Unless otherwise indicated in the applicable prospectus supplement, the applicable Nabors issuer will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the Nabors issuer in the Borough of Manhattan, the City of New York, except that the applicable Nabors issuer, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the trustee or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar's books. Unless otherwise indicated in the applicable prospectus supplement, the applicable Nabors issuer initially shall designate the corporate trust office of Bank One, N.A. in New York, New York to act as its paying agent and registrar. The applicable Nabors issuer may, however, change the paying agent or registrar without prior notice to the holders of the debt securities, and we or any of our subsidiaries may act as paying agent or registrar.

     Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

REGISTRATION OF TRANSFER AND EXCHANGE

     Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the Nabors issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but the applicable Nabors issuer may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. The applicable Nabors issuer is not required to transfer or exchange any debt security selected for redemption. Also, the applicable Nabors issuer is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.

     The registered holder of a debt security will be treated as the owner of it for all purposes.

GLOBAL NOTES

     The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

     The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by the applicable Nabors issuer, if the debt securities are offered and sold directly by a Nabors issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

     So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

     Payment of principal of, premium, if any, and any interest on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. The applicable Nabors issuer will not (nor will the trustee, any paying agent or the security registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

     A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, the applicable Nabors issuer may at any time and in its sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, such Nabors issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities.

CERTAIN COVENANTS OF THE DEBT SECURITIES

     The debt securities will include those covenants which may be set forth in the prospectus supplement to which such debt securities relate, including the following:

     Restrictions Upon Merger and Sales of Assets. The indentures relating to the debt securities provide, in general, that neither Nabors nor any subsidiary issuer will consolidate with or merge into any other entity or convey, transfer or lease its respective assets substantially as an entirety to any person, other than a direct or indirect wholly-owned subsidiary, unless:

     - Nabors or the applicable subsidiary issuer, as the case may be, is the surviving entity or the entity formed by the consolidation or into which Nabors or any subsidiary issuer, as applicable, is merged, or the person who acquires the assets, (a) shall be organized, (1) in the case of any applicable subsidiary issuer, under the laws of the United States, any state thereof, or the District of Columbia, or (2) in the case of Nabors Canada and Nabors Holdings, under the laws of Bermuda, Barbados or Canada or any province or territory thereof, and (b) expressly assumes Nabors' or the applicable subsidiary issuer's, as the case may be, obligations under the indenture, the debt securities and the guarantee, as applicable;

     - immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

     - Nabors or the applicable subsidiary issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the indenture.

     We will describe any additional restrictive covenants for any series of debt securities in the applicable prospectus supplement.

EVENTS OF DEFAULT

     In general, the indentures define an event of default as being:

     - a default for 10 days in payment of any principal or premium, if any, on the debt securities, either at maturity, upon any redemption, by declaration or otherwise;

     - a default for 30 days in payment of any interest on the debt securities;

     - a default for 10 days in the making of any sinking fund payment, whether mandatory or optional, as and when the same shall become due and payable on the debt securities;

     - a default for 90 days after written notice from the trustee or holders of at least 25% in principal amount of the applicable series of outstanding debt securities in the observance or performance of any covenant regarding such series of debt securities or the indenture;

     - certain events of Nabors' or the applicable subsidiary issuer's bankruptcy or insolvency; or

     - the failure to keep any applicable full and unconditional guarantee in place.

     If an event of default occurs and be continuing as a result of certain events of Nabors' or the applicable subsidiary issuer's bankruptcy or insolvency then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default shall occur and be continuing (other than a default under the fifth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the debt securities.

     The indentures provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee's duty, as trustee, to act with the required standard of care during a default.

     The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:

     - the conduct of any proceeding for any remedy available to the trustee; or

     - the exercise of any trust or power conferred on the trustee.

     This right of the holders of the debt securities is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.

     In general, the indentures provide that holders of any series of debt securities may institute an action against any Nabors obligor under such series of debt securities only if the following five conditions are fulfilled:

     - the holder previously has given to the trustee written notice of default and the default continues;

     - the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee reasonable indemnity;

     - the holders have offered to the trustee indemnity reasonably satisfactory in form and substance to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

     - the trustee has not instituted this action within 60 days of receipt of such request; and

     - during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

     The indentures contain a covenant that each Nabors obligor under the debt securities will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is known to the trustee, the trustee must notify the holders, subject to certain conditions.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The applicable Nabors issuer may discharge or defease its obligations under the applicable indenture as set forth below.

     Under terms satisfactory to the trustee, the applicable Nabors issuer may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation. The debt securities must also:

     - have become due and payable;

     - be due and payable by their terms within one year; or

     - be scheduled for redemption by their terms within one year.

     The applicable Nabors issuer may discharge the debt securities by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities. The applicable Nabors issuer may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.

     The applicable Nabors issuer may terminate all of its obligations under the debt securities and the applicable indenture at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the debt securities. This is referred to as "legal defeasance." If a Nabors issuer exercises its legal defeasance option, the guarantee in effect at such time, if any, will terminate.

     Under terms satisfactory to the trustee, Nabors and any applicable subsidiary issuer may be released with respect to any outstanding debt securities from the obligations imposed by the sections of the applicable indenture that contain restrictive covenants described above including mergers and conveyances of assets. Also under terms satisfactory to the trustee, Nabors and any applicable subsidiary issuer may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as "covenant defeasance." If Nabors or any subsidiary issuer, as applicable, exercises its covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors or a subsidiary issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     Legal defeasance or covenant defeasance may be effected by the applicable Nabors issuer only if, among other things, as applicable:

     - The applicable Nabors issuer irrevocably deposits with the trustee cash or United States Government Obligations as trust funds in an amount certified to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities; and

     - The applicable Nabors issuer delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States or Canadian federal income tax purposes as a result of legal defeasance or covenant defeasance. These opinions must further state that these holders will be subject to United States and Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, these opinions, insofar as they relate to the United States taxes, must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law.

EVENT OF RISK

     Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or a subsidiary issuer or will contain any restrictions on the amount of additional indebtedness that Nabors or a subsidiary issuer may incur.

MANDATORY REDEMPTION; SINKING FUND

     Unless otherwise indicated in the prospectus supplement, Nabors or the applicable subsidiary issuer is not required to make either mandatory redemption or sinking fund payments with respect to the debt securities.

BOOK-ENTRY; DELIVERY AND FORM

     Unless otherwise indicated in the prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in denominations of $1,000 and any integral multiples of $1,000.

MODIFICATION OF THE INDENTURE

     Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors, the applicable subsidiary issuer and the trustee with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of the holder of each applicable series of outstanding debt securities affected thereby:

     - extend the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

     - reduce the percentage in principal amount of the outstanding debt securities of any series;

     - if applicable, make any change that adversely affects the right to convert any debt security, except as provided in indenture, decrease the conversion rate or increase the conversion price of any debt security; and

     - modify the provisions in the applicable indentures regarding waiver of compliance by holders, waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

     Without the consent of any holder of applicable series of outstanding debt securities, Nabors or the applicable subsidiary issuer, as applicable, may amend the applicable indenture and the debt securities to:

     - to evidence the succession of another person to Nabors or the applicable subsidiary issuer and the assumption by any such successor of the covenants of the Nabors and the subsidiary issuers, as applicable, and in the debt securities; or

     - to add to the covenants of Nabors and the subsidiary issuers, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors and the subsidiary issuers, as applicable; or

     - to add any additional events of default for the benefit of the holders of all or any series of the applicable debt securities; or

     - to add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form; or

     - to add to or change any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies; or

     - to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
       (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding; or

     - to secure the debt securities of any series; or

     - to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

     - to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of in the applicable indenture; or

     - to cure any ambiguity, to correct or supplement any rectify an inconsistent provisions, or to make any other provisions with respect to matters or questions arising under the applicable indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

     - to make provision with respect to the conversion rights of holders pursuant to the requirements of the applicable indenture, including providing for the conversion of the debt securities into any security or property; or

     - to conform to any mandatory provisions of law.

     The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security or in respect of a provision which under the indenture cannot be amended without the consent of the holder of each applicable series of outstanding debt securities affected.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full in cash or cash equivalents of all senior indebtedness which may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, Nabors Delaware and/or Nabors International, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the applicable Nabors issuer's assets, or any liquidation, dissolution or other winding-up, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of the applicable Nabors issuer's assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution (excluding the distribution of certain permitted equity or subordinated securities) is made on account of the principal, premium, if any, sinking fund, if any, or interest, if any, on any subordinated debt securities.

     In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to the applicable Nabors issuer's senior indebtedness or certain of the applicable Nabors issuer's designated senior indebtedness.

     In the event that, notwithstanding the foregoing, any payment or distribution of the applicable Nabors issuer's assets (excluding the distribution of certain permitted equity or subordinated securities) is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

     By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors or the applicable subsidiary issuer, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

     If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or the applicable subsidiary issuer, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors, Nabors Delaware and/or Nabors International.

CONCERNING THE TRUSTEE

     Unless otherwise indicated in the prospectus supplement, the trustee shall be Bank One, N.A., which is one of a number of banks with which we maintain ordinary banking relationships. Unless otherwise indicated in the prospectus supplement, the applicable subsidiary issuer shall appoint the trustee as registrar and paying agent under the applicable indenture.

     If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act, the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the respective indenture.

     At any time, the trustee under any of the indentures may resign or be removed with respect to the securities of any series under any of the indentures by the holders of at least a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.

GOVERNING LAW

     Unless otherwise indicated in the prospectus supplement, the indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                    DESCRIPTION OF AUTHORIZED SHARE CAPITAL

     Nabors' authorized share capital consists of 425,000,000 shares of capital stock of which 400,000,000 are common shares, par value $0.001 per share, and 25,000,000 are preferred shares, par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors' Memorandum of Association, dated December 10, 2001 and Nabors' Amended and Restated Bye-Laws, which are both publicly available. See "Where You Can Find More Information." As of November 30, 2002, there were 144,769,300 Nabors common shares outstanding and one Nabors special voting preferred share, par value $0.001 per share, outstanding. No other shares of Nabors of any class or series were outstanding as of November 30, 2002.

     As of November 30, 2002, there were 724,452 exchangeable shares outstanding of Nabors Exchangeco (Canada) Inc., a Canadian corporation and an indirect wholly-owned subsidiary of Nabors. The exchangeable shares: (i) have the same voting rights, dividend entitlements and other attributes as common shares of Nabors, (ii) are exchangeable, at each shareholder's option, on a one-for-one basis, into common shares of Nabors, plus the aggregate amount of dividends payable and unpaid, if any, on each such exchangeable share and (iii) are listed on the Toronto Stock Exchange under the symbol "NBX.U".

COMMON SHARES

     Holders of our common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in Nabors' bye-laws or in The Companies Act 1981 (Bermuda), as amended (which we refer to as the Companies Act in this prospectus), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or Nabors' bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.

     Our bye-laws do not provide for cumulative voting. A special meeting of shareholders may be called by Nabors' board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors' common shares have no sinking fund provision.

PRICE RANGE OF COMMON SHARES

     Our common shares are traded on the American Stock Exchange under the symbol "NBR." The following table sets forth, for the periods indicated, the high and low sale price per share of our common shares, since the reorganization, and the high and low sale price per share of Nabors Delaware common stock, prior to the reorganization, in each case on the American Stock Exchange.

                                                              HIGH (U.S.$)   LOW (U.S.$)
                                                              ------------   -----------
2000 -- NABORS DELAWARE
First Quarter...............................................    40.5625        28.125
Second Quarter..............................................    44.25          34.00
Third Quarter...............................................    53.8125        38.5625
Fourth Quarter..............................................    60.47          40.50

2001 -- NABORS DELAWARE
First Quarter...............................................    63.12          50.70
Second Quarter..............................................    61.25          37.20
Third Quarter...............................................    38.12          18.00
Fourth Quarter..............................................    36.15          19.76

2002 -- NABORS DELAWARE
First Quarter...............................................    43.00          26.98
Second Quarter (through June 25, 2002)......................    49.98          36.00

2002 -- NABORS
Second Quarter:
(from June 26 to June 30, 2002).............................    37.00          35.13
Third Quarter...............................................    37.63          26.14
Fourth Quarter:
(through December 26, 2002).................................    39.30          29.79

     On December 26, 2002, the last sale price reported on the American Stock Exchange for our common shares was $36.68 per share. On November 30, 2002, there were 1,180 recordholders of our common shares.

DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common shares. Nabors Delaware last paid a cash dividend in 1982.

     Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.

     We do not anticipate paying any cash dividends on our common shares in the foreseeable future.

PREEMPTIVE, REDEMPTION, CONVERSION AND SINKING FUND RIGHTS

     Holders of our common shares will have no preemptive or preferential right to purchase any securities of Nabors. Our common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of our common shares. Our common shares have no sinking fund provisions.

CHANGES TO RIGHTS OF A CLASS OR SERIES

     Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

QUORUM FOR GENERAL MEETINGS

     The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

RIGHTS UPON LIQUIDATION

     Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to our common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of our common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. The assets received by the holders of our common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

REPURCHASE RIGHTS

     Nabors' board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:

     - By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors, the consent of the court and approval of the arrangement by holders of our common shares, (1) representing in the aggregate a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued Nabors common shares taken together as a class. If a scheme of arrangement receives all necessary consents, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

     - If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained or such percentage of shares were acquired, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the Notice of Acquisition in which to apply to a court to enjoin the company acquisition.

     - By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the court for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

PREFERRED SHARES

     The board of directors of Nabors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:

     - subject to redemption at the option of the company or the holders, or both, at such time or times and at such price or prices;

     - entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

     - entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

     - convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

     A series of preferred shares, consisting of one share, has been designated as a special voting preferred share, having a par value of $0.001 per share and a liquidation preference of $0.01. The special voting preferred share has been issued to Computershare Trust Company of Canada, as trustee, in connection with our acquisitions of Ryan and Enserco Energy Service Company Inc., under a voting and exchange trust agreement among us, Exchangeco and such trustee. Except as otherwise required by law, our memorandum of association or our bye-laws, the one special voting preferred share will possess a number of votes for the election of directors and on all other matters submitted to a vote of our shareholders equal to the number of outstanding exchangeable shares from time to time not owned by us or any entity controlled by us. The holders of our common shares and the holder of the special voting preferred share will vote together as a single class on all matters on which holders of our common shares are eligible to vote. In the event of our liquidation, dissolution or winding-up, all outstanding exchangeable shares will automatically be exchanged for shares of our common shares, and the holder of the special voting preferred share will not be entitled to receive any assets available for distribution to our shareholders (other than the $.01 liquidation preference). The holder of the special voting preferred share will not be entitled to receive dividends. At such time as the one special voting preferred share has no votes attached to it because there are no exchangeable shares outstanding not owned by us or an entity controlled by us, the special voting preferred share will be canceled.

TRANSFER AGENT AND REGISTRAR

     Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for Nabors' common shares is EquiServe.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYE-LAWS

     Nabors' bye-laws have provisions that could have an anti-takeover effect. In addition, Nabors' bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.

     The bye-laws provide that Nabors' board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office prior to the expiration of their term only for cause by the affirmative vote of the holders of a majority of the voting power of Nabors on the relevant record date. The board of directors does not have the power to remove directors. As long as a quorum of directors remains and is present, vacancies on the board of directors may be filled by a majority vote of the remaining directors. Any general meeting can authorize the board of directors to fill any vacancy left unfilled at a general meeting. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The bye-laws also provide that the board of directors will consist of not less than five nor more than eighteen persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

     The bye-laws of Nabors provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.

     For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors and satisfied all requirements under applicable rules promulgated by the

SEC. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors' principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the bye-laws of Nabors by the Secretary of Nabors within the time limits described above.

     In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may properly propose a resolution for consideration at a general meeting of the company.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors' common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the shares of a company entitled to vote at general meeting to requisition a special general meeting.

     The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

                       DESCRIPTION OF SECURITIES WARRANTS

GENERAL

     We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. In addition to this summary, you should refer to the warrant statement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

     You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

     - Nabors' securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

     - the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

     - if applicable, the date on and after which the warrants and the related securities will be separately transferable;

     - information with respect to book-entry procedures, if any;

     - if applicable, a discussion of certain United States federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC in connection with the offering of that series of preferred shares.

GENERAL

     We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

     A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

     The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

CONVERSION AND EXCHANGE

     If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

VOTING

     Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder's depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

RECORD DATE

     Whenever:

     - any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

     - the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

     - who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

     - who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Nabors.

CHARGES OF PREFERRED SHARE DEPOSITARY

     We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

MISCELLANEOUS

     Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement will be limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

     The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary or the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See "-- Amendment and Termination of the Deposit Agreement" above.

                  DESCRIPTION OF SHARE PURCHASE CONTRACTS AND
                              SHARE PURCHASE UNITS

     We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of our common shares or our preferred shares at a future date or dates. The price per common share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

     The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:

     - our senior debt securities or senior debt securities of a subsidiary issuer;

     - our subordinated debt securities or subordinated debt securities of a subsidiary issuer;

     - preferred shares; or

     - debt obligations of third parties, including United States Treasury securities,

securing the holder's obligations to purchase our common shares or our preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original share purchase contract.

     The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the documents pursuant to which the prepaid securities will be issued, which will be filed with the SEC in connection with the offering of such share purchase contracts or share purchase units and, if applicable, prepaid securities.

                              PLAN OF DISTRIBUTION

DISTRIBUTION BY NABORS AND THE SUBSIDIARY ISSUERS

     We and the subsidiary issuers may sell the securities offered in this prospectus in any of, or any combination of, the following ways from time to time:

     - directly to purchasers;

     - through agents;

     - through underwriters; and

     - through dealers.

     We, the subsidiary issuers or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any underwriting discounts or agency fees and other items constituting underwriter or agent compensation. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or any subsidiary issuer, as applicable, in the ordinary course of business.

     If we or any subsidiary issuer, as applicable, utilize an underwriter or underwriters in the sale, we and/or the applicable subsidiary issuer will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction, including the purchase price, the proceeds to be received from the sale, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers from time to time, and any securities exchange on which the securities may be listed. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

     If we or any subsidiary issuer, as applicable, utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we and/or the applicable subsidiary issuer, as applicable, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

     The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and the subsidiary issuers, as applicable. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and the subsidiary issuers, as applicable, and its compensation.

     Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us and the subsidiary issuers, as applicable, to indemnification by us and the subsidiary issuers, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

     Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

     The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

     Other than common shares, all securities offered under this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common shares which are currently listed and traded on the American Stock Exchange. We expect any common shares sold by this prospectus will be listed for trading on the American Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

CERTAIN PROVISIONS OF BERMUDA LAW

     We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

     The Bermuda Monetary Authority has given its consent for the issue and free transferability of our shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other of our securities and the subsequent free transferability thereof, provided our shares remain listed on an appointed stock exchange, which includes the American Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

     This prospectus may be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

     Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the names of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

                                 LEGAL MATTERS

     Certain Bermuda legal matters in connection with the securities will be passed upon by Appleby Spurling & Kempe. Certain United States legal matters in connection with the securities will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The historical financial statements of Nabors as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated in this prospectus by reference to the Current Report on Form 8-K of Nabors dated as of October 10, 2002 and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Nabors Delaware for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            INDEPENDENT ACCOUNTANTS

     With respect to the unaudited financial information of Nabors Delaware for the three-month periods ended March 31, 2002 and 2001 and of Nabors for the three-month and six-month periods ended June 30, 2002 and 2001, and the three month and nine-month periods ended September 30, 2002 and 2001, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 17, 2002, except for Notes 1 and 2, as to which the date is April 29, 2002, July 17, 2002, except for Note 11, as to which the date is August 13, 2002, and Notes 4 and 10, as to which the date is October 10, 2002 and October 23, 2002, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because these reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by us in connection with issuance and distribution of the securities being registered. All amounts are estimates subject to future contingencies except the SEC registration statement filing fee.

SEC registration statement filing fee.......................   $ 64,400
Accounting fees and expenses................................     20,000
Legal fees and expenses.....................................    175,000
Printing fees...............................................     25,000
Blue Sky fees and expenses..................................      5,000
Trustee fees and expenses...................................      5,000
Miscellaneous...............................................      2,500
                                                               --------
Total.......................................................   $296,900
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

NABORS INDUSTRIES LTD.

     Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Section One (1) and Section Seventy-Five (75) of Nabors' Amended and Restated Bye-Laws, state:

          "Officer" means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;

          "75. Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.

          75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer's duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).

          75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer's duties or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer's favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

          75.3. In this Bye-law 75 (i) the term "Officer" includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

          75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

          75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

          75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.

          75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

          75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.

          75.9. Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer."

     Nabors has entered into agreements with certain of its directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual's involvement is by reason of the fact that he is or was a director or officer or served at Nabors' request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.

     The officers and directors of Nabors are covered by directors and officers insurance aggregating $100,000,000.

NABORS INDUSTRIES, INC.

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

     Consistent therewith, Section 10 of Nabors Delaware's Restated Certificate of Incorporation states as follows:

          "All persons who the corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the corporation to the fullest extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. No repeal or amendment of this Section 10 shall adversely affect any rights of any person pursuant to this Section 10 which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment."

NABORS INTERNATIONAL FINANCE INC.

     Section 145 of the Delaware General Corporation Law permits the indemnification of directors, employees and agents of Delaware corporations.

     Consistent therewith, Section 12 of Nabors International's Certificate of Incorporation states as follows:

          "All persons who the corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the corporation to the fullest extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. No repeal or amendment of this Section 12 shall adversely affect any rights of any person pursuant to this Section 12 which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment."

NABORS HOLDINGS LTD.

     Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Section 1, Section 90 and Sections 124-128 of Nabors Holdings' Bye-Laws, state:

          "90. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board."

          "124. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-Law 90 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Officer, committee member or Resident Representative and the .indemnity contained in this Bye-Law shall extend to any person acting as a Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

          125. Every Director, Officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

          126. To the extent that any Director, Officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

          127. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Director, Officer, or member of a committee duly constituted under Bye-Law 90 on account of any action taken by such Director, Officer, or member of a committee or the failure of such Director, Offices, or member of a committee to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Director, Officer, or member of a committee duly constituted under Bye-Law 90 or to recover any gain, personal profit or advantage to which such Director, Officer, or member of a committee duly constituted under Bye-Law 90 is not legally entitled.

          128. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 121 and 125 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 124 and 125.

          Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 128 are made to meat expenditures incurred for the purpose of enabling such Director, Officer, or member of a committee duly constituted under Bye-Law 90 to properly perform his or her duties as an officer of the Company."

NABORS HOLDINGS 1, ULC

     Under Nova Scotia law, a company is permitted to indemnify its directors and officers subject to certain restrictions. The Articles of Association of Nabors Holdings state:

          "1. Every director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

          2. No director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Nabors or the subsidiary issuers pursuant to the foregoing provisions, Nabors and the subsidiary issuers have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 *1.1     Form of Underwriting Agreement (Debt).
 *1.2     Form of Underwriting Agreement (Equity).
 *1.3     Form of Underwriting Agreement (Share Purchase Contracts).
 *1.4     Form of Underwriting Agreement (Share Purchase Units).
 *1.5     Form of Underwriting Agreement (Warrants).
 +2.1     Agreement and Plan of Merger among Nabors Industries, Inc.,
          Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and
          Nabors US Holdings Inc. (incorporated by reference to Annex
          I to the proxy statement/prospectus included in Nabors
          Industries Ltd.'s Registration Statement on Form S-4
          (Registration No. 333-76198) filed with the SEC on May 10,
          2002, as amended).
 +3.1     Memorandum of Association of Nabors Industries Ltd.
          (incorporated by reference to Annex II to the proxy
          statement/prospectus included in Nabors Industries Ltd.'s
          Registration Statement on Form S-4 (Registration No.
          333-76198) filed with the SEC on May 10, 2002, as amended).
 +3.2     Amended and Restated Bye-Laws of Nabors Industries Ltd.
          (incorporated by reference to Annex III to the proxy
          statement/prospectus included in Nabors Industries Ltd.'s
          Registration Statement on Form S-4 (Registration No.
          333-76198) filed with the SEC on May 10, 2002, as amended).
 +3.3     Form of Resolutions of the Board of Directors of Nabors
          Industries Ltd. authorizing the issue of the Special Voting
          Preferred Share (incorporated by reference to Exhibit 3.3 to
          Nabors Industries Ltd.'s Post-Effective Amendment No. 1 to
          Registration Statement on Form S-3 (Registration No.
          333-85228-99) filed with the SEC on June 11, 2002).
 +3.4     Restated Certificate of Incorporation of Nabors Industries,
          Inc. (incorporated by reference to Exhibit 3.3 to Nabors
          Holdings 1, ULC's Registration Statement on Form S-4
          (Registration No. 333-10049301) filed with the SEC on
          October 11, 2002).
 +3.5     Restated By-laws of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.4 to Nabors Holdings 1, ULC's
          Registration Statement on Form S-4 (Registration No.
          333-10049301) filed with the SEC on October 11, 2002).
  3.6     Certificate of Incorporation of Nabors International Finance
          Inc.
  3.7     By-laws of Nabors International Finance Inc.

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
  3.8     Memorandum of Association of Nabors Holdings Ltd.
  3.9     Bye-laws of Nabors Holdings Ltd.
 +3.10    Memorandum of Association of Nabors Holdings 1, ULC
          (incorporated by reference to Exhibit 3.5 to Nabors Holdings
          1, ULC's Registration Statement on Form S-4 (Registration
          No. 333-10049301) filed with the SEC on October 11, 2002).
 +3.11    Articles of Association of Nabors Holdings 1, ULC
          (incorporated by reference to Exhibit 3.6 to Nabors Holdings
          1, ULC's Registration Statement on Form S-4 (Registration
          No. 333-10049301) filed with the SEC on October 11, 2002).
  4.1     Form of Senior Indenture of Nabors Industries Ltd.
  4.2     Form of Subordinated Indenture of Nabors Industries Ltd.
  4.3     Form of Senior Debt Security of Nabors Industries Ltd. and
          Form of Senior Guarantee by Nabors Industries, Inc.
          (included in Exhibit 4.1).
  4.4     Form of Subordinated Debt Security of Nabors Industries Ltd.
          and Form of Subordinated Guarantee by Nabors Industries,
          Inc. (included in Exhibit 4.2).
  4.5     Form of Senior Indenture of Nabors Industries, Inc.
  4.6     Form of Subordinated Indenture of Nabors Industries, Inc.
  4.7     Form of Senior Debt Security of Nabors Industries, Inc. and
          Form of Senior Guarantee by Nabors Industries Ltd. (included in Exhibit 4.5).
  4.8     Form of Subordinated Debt Security of Nabors Industries,
          Inc. and Form of Subordinated Guarantee by Nabors Industries
          Ltd. (included in Exhibit 4.6).
  4.9     Form of Senior Indenture of Nabors International Finance
          Inc.
  4.10    Form of Subordinated Indenture of Nabors International
          Finance Inc.
  4.11    Form of Senior Debt Security of Nabors International Finance
          Inc. and Form of Senior Guarantee by Nabors Industries Ltd.
          and Nabors Industries, Inc. (included in Exhibit 4.9).
  4.12    Form of Subordinated Debt Security of Nabors International
          Finance Inc. and Form of Subordinated Guarantee by Nabors
          Industries Ltd. and Nabors Industries, Inc. (included in
          Exhibit 4.10).
  4.13    Form of Senior Indenture of Nabors Holdings Ltd.
  4.14    Form of Subordinated Indenture of Nabors Holdings Ltd.
  4.15    Form of Senior Debt Security of Nabors Holdings Ltd. and
          Form of Senior Guarantee by Nabors Industries Ltd. and
          Nabors Industries, Inc. (included in Exhibit 4.13).
  4.16    Form of Subordinated Debt Security of Nabors Holdings Ltd.
          and Form of Subordinated Guarantee by Nabors Industries Ltd.
          and Nabors Industries, Inc. (included in Exhibit 4.14).
  4.17    Form of Senior Indenture of Nabors Holdings 1, ULC.
  4.18    Form of Subordinated Indenture of Nabors Holdings 1, ULC.
  4.19    Form of Senior Debt Security of Nabors Holdings 1, ULC and
          Form of Senior Guarantee by Nabors Industries Ltd. and
          Nabors Industries, Inc. (included in Exhibit 4.17).
  4.20    Form of Subordinated Debt Security of Nabors Holdings 1, ULC
          and Form of Subordinated Guarantee by Nabors Industries Ltd.
          and Nabors Industries, Inc. (included in Exhibit 4.18).
 *4.21    Form of Purchase Contract Agreement relating to Share
          Purchase Contracts and Share Purchase Units.
 *4.22    Form of Pledge Agreement for Share Purchase Contracts and
          Share Purchase Units.
 *4.23    Form of Warrant Agreement.
 +4.24    Indenture dated as of March 1, 1999 between Nabors
          Industries, Inc., as Issuer, and Norwest Bank Minnesota,
          National Association, as trustee, in connection with
          $325,000,000 aggregate principal amount of 6.80% Notes due
          2004 (incorporated by reference to Exhibit 4.1 to Nabors
          Industries, Inc.'s Post-Effective Amendment No. 1 to
          Registration Statement on Form S-3, Registration No.
          333-25233, filed with the SEC on March 5, 1999).

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 +4.25    Supplemental Indenture No. 1 dated as of March 1, 1999
          between Nabors Industries, Inc., as Issuer, and Norwest Bank
          Minnesota, National Association, as trustee, in connection with the 6.80% Notes (incorporated by reference to Exhibit
          4.2 to Nabors Industries, Inc.'s Post-Effective Amendment
          No. 1 to Registration Statement on Form S-3, Registration
          No. 333-25233, filed with the SEC on March 5, 1999).
 +4.26    Supplemental Indenture No. 2, dated as of June 21, 2002,
          between Nabors Industries, Inc., Nabors Industries Ltd. and
          Wells Fargo Bank Minnesota, National Association, with
          respect to Nabors Industries, Inc.'s 6.8% notes due 2004
          (incorporated by reference to Exhibit 4.7 to Nabors
          Industries Ltd.'s Form 10-Q, File No. 000-49887, filed with the SEC on August 14, 2002).
 +4.27    Indenture dated as of March 31, 1998 among Pool Energy
          Services Co., the guarantors named therein and Marine
          Midland Bank, as trustee, with respect to $150,000,000
          aggregate principal amount of 8 5/8% Senior Subordinated
          Notes due 2008, Series A and B (incorporated by reference to
          Exhibit 4.4 to Nabors Industries, Inc.'s Form 10-K, File No.
          1-9245, filed with the SEC on March 30, 2000).
 +4.28    Supplemental Indenture dated as of March 31, 1998 among Pool
          Energy Services Co., the guarantors named therein and Marine
          Midland Bank, as trustee (incorporated by reference to
          Exhibit 4.5 to Nabors Industries, Inc.'s Form 10-K, File No.
          1-9245, filed with the SEC on March 30, 2000).
 +4.29    Second Supplemental Indenture dated as of December 1, 1999 among Nabors Holding Company (formerly Pool Energy Services
          Co.), the guarantors named therein and HSBC Bank USA
          (formerly Marine Midland Bank), as trustee (incorporated by reference to Exhibit 4.6 to Nabors Industries, Inc.'s Form
          10-K, File No. 1-9245, filed with the SEC on March 30,
          2000).
 +4.30    Third Supplemental Indenture dated as of February 14, 2000 among Nabors Holding Company, the guarantors named therein and HSBC Bank USA (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.'s Form 8-K dated February 2,
          2000, File No. 1-9245, filed with the SEC on February 24,
          2000).
 +4.31    Fourth Supplemental Indenture dated as of June 21, 2002
          among Nabors Holding Company as issuer, Nabors Industries,
          Inc. as guarantor, Nabors Industries Ltd. as guarantor, and
          HSBC Bank USA, as trustee, with respect to Nabors Holding
          Company's 8 5/8% senior subordinated notes due 2008
          (incorporated by reference to Exhibit 4.4 to Nabors
          Industries Ltd.'s Form 10-Q, File No. 000-49887, filed with the SEC on August 14, 2002).
 +4.32    Indenture dated as of June 20, 2000 between Nabors
          Industries, Inc. and Bank One, N.A., as trustee, in
          connection with $825,000,000 original principal amount of
          Zero Coupon Convertible Senior Debentures due 2020
          (incorporated by reference to Exhibit 4.1 to Nabors
          Industries, Inc.'s Form 8-K, File No. 1-9245, filed with the
          SEC on June 22, 2000).
 +4.33    Form of Debenture (contained in Exhibit 4.32).
 +4.34    First Supplemental Indenture dated July 5, 2000 between
          Nabors Industries, Inc. and Bank One, N.A., as trustee, in connection with the Zero Coupon Convertible Senior
          Debentures due 2020 (incorporated by reference to Exhibit
          4.2 to Nabors Industries, Inc.'s Registration Statement on
          Form S-3, Registration No. 333-44532, filed with the SEC on
          August 25, 2000).
 +4.35    Second Supplemental Indenture, dated as of June 21, 2002,
          among Nabors Industries, Inc. as issuer, Nabors Industries
          Ltd. as guarantor, and Bank One, N.A., as trustee, with
          respect to Nabors Industries, Inc.'s zero coupon convertible senior debentures due 2020 (incorporated by reference to
          Exhibit 4.6 to Nabors Industries Ltd.'s Form 10-Q, File No.
          000-49887, filed with the SEC on August 14, 2002).
 +4.36    Registration Rights Agreement dated as of June 15, 2000
          between Nabors Industries, Inc. and the initial purchaser of the Zero Coupon Convertible Senior Debentures due 2020
          (incorporated by reference to Exhibit 4.3 to Nabors
          Industries, Inc.'s Form 8-K, File No. 1-9245, filed with the
          SEC on June 22, 2000).

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 +4.37    Indenture dated as of February 5, 2001 between the Nabors
          Industries, Inc. and Bank One, N.A., as trustee, in
          connection with $1,382,200,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures due 2021
          (incorporated by reference to Exhibit 4.11 to Form 10-K,
          File No. 1-9245, filed with the SEC on March 30, 2001).
 +4.38    Form of Debenture (contained in Exhibit 4.37).
 +4.39    First Supplemental Indenture, dated as of June 21, 2002
          among Nabors Industries, Inc., as issuer, Nabors Industries
          Ltd. as guarantor, and Bank One, N.A. as trustee, with
          respect to Nabors Industries, Inc.'s zero coupon convertible senior debentures due 2021 (incorporated by reference to
          Exhibit 4.5 to Nabors Industries Ltd.'s Form 10-Q, File No.
          000-49887, filed with the SEC on August 14, 2002).
 +4.40    Registration Rights Agreement dated as of January 31, 2000 between Nabors Industries, Inc. and the initial purchaser of the Zero Coupon Convertible Senior Debentures due 2021
          (incorporated by reference to Exhibit 4.13 to Form 10-K,
          File No. 1-9245, filed with the SEC on March 30, 2001).
 +4.41    Indenture, dated August 22, 2002, among Nabors Industries,
          Inc., Nabors Industries Ltd. and Bank One, N.A.
          (incorporated by reference to Exhibit 4.1 to Nabors
          Industries, Inc.'s Registration Statement on Form S-4
          (Registration No. 333-10049201) filed with the SEC on
          October 11, 2002).
 +4.42    Registration Rights Agreement, dated August 22, 2002, among
          Nabors Industries, Inc., Nabors Industries Ltd., and Lehman
          Brothers Inc. (incorporated by reference to Exhibit 4.2 to
          Nabors Industries, Inc.'s Registration Statement on Form S-4
          (Registration No. 333-10049201) filed with the SEC on
          October 11, 2002).
 +4.43    Form of 5.375% Senior Exchange Note due 2012 (included in
          Exhibit 4.41).
 +4.44    Indenture, dated August 22, 2002, among Nabors Holdings 1,
          ULC, Nabors Industries, Inc., Nabors Industries Ltd. and
          Bank One, N.A. (incorporated by reference to Exhibit 4.1 to
          Nabors Holdings 1, ULC's Registration Statement on Form S-4
          (Registration No. 333-10049301) filed with the SEC on
          October 11, 2002).
 +4.45    Registration Rights Agreement, dated August 22, 2002, among
          Nabors Holdings 1, ULC, Nabors Industries, Inc., Nabors
          Industries Ltd., and Lehman Brothers Inc. (incorporated by reference to Exhibit 4.2 to Nabors Holdings 1, ULC's
          Registration Statement on Form S-4 (Registration No.
          333-10049301) filed with the SEC on October 11, 2002).
 +4.46    Form of 4.875% Senior Exchange Note due 2009 (included in
          Exhibit 4.44).
 +4.47    Form of Provisions Attaching to the Exchangeable Shares of
          Nabors Exchangeco (Canada) Inc. (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.'s Registration
          Statement on Form S-3 (Registration No. 333-85228) filed
          with the SEC on March 29, 2002, as amended).
 +4.48    Form of Support Agreement between Nabors Industries, Inc.,
          3064297 Nova Scotia Company and Nabors Exchangeco (Canada)
          Inc. (incorporated by reference to Exhibit 4.2 to Nabors
          Industries, Inc.'s Registration Statement on Form S-3
          (Registration No. 333-85228) filed with the SEC on March 29,
          2002, as amended).
 +4.49    Form of Acknowledgement of Novation to Nabors Industries,
          Inc., Nabors Exchangeco (Canada) Inc., Computershare Trust
          Company of Canada and 3064297 Nova Scotia Company executed by Nabors Industries Ltd. (incorporated by reference to
          Exhibit 4.3 to Nabors Industries Ltd.'s Post-Effective
          Amendment No. 1 to Registration Statement on Form S-3
          (Registration No. 333-85228-99) filed with the SEC on June
          11, 2002).
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
  5.2     Opinion of Appleby Spurling & Kempe.
 12.1     Computation of Ratio of Earnings to Fixed Charges.
 15.1     Awareness Letter of PricewaterhouseCoopers LLP to the SEC.
 23.1     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1).
 23.2     Consent of Appleby Spurling & Kempe (included in Exhibit
          5.2).

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 23.3     Consent of PricewaterhouseCoopers LLP.
 24.1     Powers of Attorney (included in signature pages hereto).
 25.1     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Industries Ltd. Senior Indenture.
 25.2     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Industries Ltd. Subordinated
          Indenture.
 25.3     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Industries, Inc. Senior Indenture.
 25.4     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Industries, Inc. Subordinated
          Indenture.
 25.5     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors International Finance Inc. Senior
          Indenture.
 25.6     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors International Finance Inc.
          Subordinated Indenture.
 25.7     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Holdings Ltd. Senior Indenture.
 25.8     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Holdings Ltd. Subordinated
          Indenture.
 25.9     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Holdings 1, ULC Senior Indenture.
 25.10    Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Holdings 1, ULC Subordinated
          Indenture.

---------------

+ Incorporated by reference as indicated.

* To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (a) (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrants hereby undertake that:

             (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nabors Industries Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saskatoon, Saskatchewan, Canada on December 27, 2002.

                                          NABORS INDUSTRIES LTD.

                                          By:     /s/ DANIEL MCLACHLIN
                                            ------------------------------------
                                                      Daniel McLachlin
                                              Vice President -- Administration
                                                  and Corporate Secretary

     Each person whose signature to this registration statement appears below hereby appoints Daniel McLachlin, Anthony G. Petrello or Bruce P. Koch as his attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
              /s/ EUGENE M. ISENBERG                  Chairman and Chief Executive     December 27, 2002
 ------------------------------------------------                Officer
                Eugene M. Isenberg

             /s/ ANTHONY G. PETRELLO                   President, Chief Operating      December 27, 2002
 ------------------------------------------------         Officer and Director
               Anthony G. Petrello

             /s/ RICHARD A. STRATTON                   Vice Chairman and Director      December 27, 2002
 ------------------------------------------------
               Richard A. Stratton

                /s/ BRUCE P. KOCH                       Vice President -- Finance      December 27, 2002
 ------------------------------------------------       (Principal Financial and
                  Bruce P. Koch                            Accounting Officer)

                /s/ JAMES L. PAYNE                              Director               December 27, 2002
 ------------------------------------------------
                  James L. Payne

                 /s/ HANS SCHMIDT                               Director               December 27, 2002
 ------------------------------------------------
                   Hans Schmidt

              /s/ MYRON M. SHEINFELD                            Director               December 27, 2002
 ------------------------------------------------
                Myron M. Sheinfeld

                 /s/ JACK WEXLER                                Director               December 27, 2002
 ------------------------------------------------
                   Jack Wexler

              /s/ MARTIN J. WHITMAN                             Director               December 27, 2002
 ------------------------------------------------
                Martin J. Whitman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nabors Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on December 27, 2002.

                                          NABORS INDUSTRIES, INC.

                                          By:    /s/ ANTHONY G. PETRELLO
                                            ------------------------------------
                                                    Anthony G. Petrello
                                               President and Chief Operating
                                                           Officer

     Each person whose signature to this registration statement appears below hereby appoints Christopher P. Papouras, Bruce P. Koch or Anthony G. Petrello as his attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
             /s/ ANTHONY G. PETRELLO                   President, Chief Operating      December 27, 2002
 ------------------------------------------------         Officer and Director
               Anthony G. Petrello

                /s/ BRUCE P. KOCH                       Vice President -- Finance      December 27, 2002
 ------------------------------------------------       (Principal Financial and
                  Bruce P. Koch                            Accounting Officer)

               /s/ MALCOLM CALKINS                              Director               December 27, 2002
 ------------------------------------------------
                 Malcolm Calkins

           /s/ CHRISTOPHER P. PAPOURAS                          Director               December 27, 2002
 ------------------------------------------------
             Christopher P. Papouras

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nabors International Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on December 27, 2002.

                                          NABORS INTERNATIONAL FINANCE INC.

                                          By:  /s/ CHRISTOPHER P. PAPOURAS
                                            ------------------------------------
                                                  Christopher P. Papouras
                                                         President

     Each person whose signature to this registration statement appears below hereby appoints Anthony G. Petrello, Christopher P. Papouras or Bruce P. Koch as his attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
           /s/ CHRISTOPHER P. PAPOURAS                   President and Director        December 27, 2002
 ------------------------------------------------
             Christopher P. Papouras

                /s/ BRUCE P. KOCH                      Vice President -- Finance,      December 27, 2002
 ------------------------------------------------    Treasurer (Principal Financial
                  Bruce P. Koch                        and Accounting Officer) and
                                                                Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nabors Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saskatoon, Saskatchewan, Canada on December 27, 2002.

                                          NABORS HOLDINGS LTD.

                                          By:     /s/ DANIEL MCLACHLIN
                                            ------------------------------------
                                                      Daniel McLachlin
                                                Vice-President and Secretary

     Each person whose signature to this registration statement appears below hereby appoints Anthony G. Petrello or Daniel McLachlin as his attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
             /s/ ANTHONY G. PETRELLO                     President and Director        December 27, 2002
 ------------------------------------------------
               Anthony G. Petrello

               /s/ DANIEL MCLACHLIN                      Secretary and Director        December 27, 2002
 ------------------------------------------------       (Principal Financial and
                 Daniel McLachlin                          Accounting Officer)

             /s/ TIMOTHY J. COUNSELL                   Vice President and Director     December 27, 2002
 ------------------------------------------------
               Timothy J. Counsell

               /s/ STEPHEN S. JAMES                             Director               December 27, 2002
 ------------------------------------------------
                 Stephen S. James

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nabors Holdings 1, ULC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on December 27, 2002.

                                          NABORS HOLDINGS 1, ULC

                                          By:       /s/ BRUCE P. KOCH
                                            ------------------------------------
                                                       Bruce P. Koch
                                                         President

     Each person whose signature to this registration statement appears below hereby appoints Bruce P. Koch, Diana S. Moore or Daniel McLachlin as his attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----
                /s/ BRUCE P. KOCH                        President and Director        December 27, 2002
 ------------------------------------------------
                  Bruce P. Koch

                /s/ DIANA S. MOORE                   Treasurer (Principal Financial    December 27, 2002
 ------------------------------------------------        and Accounting Officer)
                  Diana S. Moore

               /s/ DANIEL MCLACHLIN                      Secretary and Director        December 27, 2002
 ------------------------------------------------
                 Daniel McLachlin

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 *1.1     Form of Underwriting Agreement (Debt).
 *1.2     Form of Underwriting Agreement (Equity).
 *1.3     Form of Underwriting Agreement (Share Purchase Contracts).
 *1.4     Form of Underwriting Agreement (Share Purchase Units).
 *1.5     Form of Underwriting Agreement (Warrants).
 +2.1     Agreement and Plan of Merger among Nabors Industries, Inc.,
          Nabors Acquisition Corp. VIII, Nabors Industries Ltd. and
          Nabors US Holdings Inc. (incorporated by reference to Annex
          I to the proxy statement/prospectus included in Nabors
          Industries Ltd.'s Registration Statement on Form S-4
          (Registration No. 333-76198) filed with the SEC on May 10,
          2002, as amended).
 +3.1     Memorandum of Association of Nabors Industries Ltd.
          (incorporated by reference to Annex II to the proxy
          statement/prospectus included in Nabors Industries Ltd.'s
          Registration Statement on Form S-4 (Registration No.
          333-76198) filed with the SEC on May 10, 2002, as amended).
 +3.2     Amended and Restated Bye-Laws of Nabors Industries Ltd.
          (incorporated by reference to Annex III to the proxy
          statement/prospectus included in Nabors Industries Ltd.'s
          Registration Statement on Form S-4 (Registration No.
          333-76198) filed with the SEC on May 10, 2002, as amended).
 +3.3     Form of Resolutions of the Board of Directors of Nabors
          Industries Ltd. authorizing the issue of the Special Voting
          Preferred Share (incorporated by reference to Exhibit 3.3 to
          Nabors Industries Ltd.'s Post-Effective Amendment No. 1 to
          Registration Statement on Form S-3 (Registration No.
          333-85228-99) filed with the SEC on June 11, 2002).
 +3.4     Restated Certificate of Incorporation of Nabors Industries,
          Inc. (incorporated by reference to Exhibit 3.3 to Nabors
          Holdings 1, ULC's Registration Statement on Form S-4
          (Registration No. 333-10049301) filed with the SEC on
          October 11, 2002).
 +3.5     Restated By-laws of Nabors Industries, Inc. (incorporated by reference to Exhibit 3.4 to Nabors Holdings 1, ULC's
          Registration Statement on Form S-4 (Registration No.
          333-10049301) filed with the SEC on October 11, 2002).
  3.6     Certificate of Incorporation of Nabors International Finance
          Inc.
  3.7     By-laws of Nabors International Finance Inc.
  3.8     Memorandum of Association of Nabors Holdings Ltd.
  3.9     Bye-laws of Nabors Holdings Ltd.
 +3.10    Memorandum of Association of Nabors Holdings 1, ULC
          (incorporated by reference to Exhibit 3.5 to Nabors Holdings
          1, ULC's Registration Statement on Form S-4 (Registration
          No. 333-10049301) filed with the SEC on October 11, 2002).
 +3.11    Articles of Association of Nabors Holdings 1, ULC
          (incorporated by reference to Exhibit 3.6 to Nabors Holdings
          1, ULC's Registration Statement on Form S-4 (Registration
          No. 333-10049301) filed with the SEC on October 11, 2002).
  4.1     Form of Senior Indenture of Nabors Industries Ltd.
  4.2     Form of Subordinated Indenture of Nabors Industries Ltd.
  4.3     Form of Senior Debt Security of Nabors Industries Ltd. and
          Form of Senior Guarantee by Nabors Industries, Inc.
          (included in Exhibit 4.1).
  4.4     Form of Subordinated Debt Security of Nabors Industries Ltd.
          and Form of Subordinated Guarantee by Nabors Industries,
          Inc. (included in Exhibit 4.2).
  4.5     Form of Senior Indenture of Nabors Industries, Inc.
  4.6     Form of Subordinated Indenture of Nabors Industries, Inc.
  4.7     Form of Senior Debt Security of Nabors Industries, Inc. and
          Form of Senior Guarantee by Nabors Industries Ltd. (included in Exhibit 4.5).
  4.8     Form of Subordinated Debt Security of Nabors Industries,
          Inc. and Form of Subordinated Guarantee by Nabors Industries
          Ltd. (included in Exhibit 4.6).
  4.9     Form of Senior Indenture of Nabors International Finance
          Inc.

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
  4.10    Form of Subordinated Indenture of Nabors International
          Finance Inc.
  4.11    Form of Senior Debt Security of Nabors International Finance
          Inc. and Form of Senior Guarantee by Nabors Industries Ltd.
          and Nabors Industries, Inc. (included in Exhibit 4.9).
  4.12    Form of Subordinated Debt Security of Nabors International
          Finance Inc. and Form of Subordinated Guarantee by Nabors
          Industries Ltd. and Nabors Industries, Inc. (included in
          Exhibit 4.10).
  4.13    Form of Senior Indenture of Nabors Holdings Ltd.
  4.14    Form of Subordinated Indenture of Nabors Holdings Ltd.
  4.15    Form of Senior Debt Security of Nabors Holdings Ltd. and
          Form of Senior Guarantee by Nabors Industries Ltd. and
          Nabors Industries, Inc. (included in Exhibit 4.13).
  4.16    Form of Subordinated Debt Security of Nabors Holdings Ltd.
          and Form of Subordinated Guarantee by Nabors Industries Ltd.
          and Nabors Industries, Inc. (included in Exhibit 4.14).
  4.17    Form of Senior Indenture of Nabors Holdings 1, ULC.
  4.18    Form of Subordinated Indenture of Nabors Holdings 1, ULC.
  4.19    Form of Senior Debt Security of Nabors Holdings 1, ULC and
          Form of Senior Guarantee by Nabors Industries Ltd. and
          Nabors Industries, Inc. (included in Exhibit 4.17).
  4.20    Form of Subordinated Debt Security of Nabors Holdings 1, ULC
          and Form of Subordinated Guarantee by Nabors Industries Ltd.
          and Nabors Industries, Inc. (included in Exhibit 4.18).
 *4.21    Form of Purchase Contract Agreement relating to Share
          Purchase Contracts and Share Purchase Units.
 *4.22    Form of Pledge Agreement for Share Purchase Contracts and
          Share Purchase Units.
 *4.23    Form of Warrant Agreement.
 +4.24    Indenture dated as of March 1, 1999 between Nabors
          Industries, Inc., as Issuer, and Norwest Bank Minnesota,
          National Association, as trustee, in connection with
          $325,000,000 aggregate principal amount of 6.80% Notes due
          2004 (incorporated by reference to Exhibit 4.1 to Nabors
          Industries, Inc.'s Post-Effective Amendment No. 1 to
          Registration Statement on Form S-3, Registration No.
          333-25233, filed with the SEC on March 5, 1999).
 +4.25    Supplemental Indenture No. 1 dated as of March 1, 1999
          between Nabors Industries, Inc., as Issuer, and Norwest Bank
          Minnesota, National Association, as trustee, in connection with the 6.80% Notes (incorporated by reference to Exhibit
          4.2 to Nabors Industries, Inc.'s Post-Effective Amendment
          No. 1 to Registration Statement on Form S-3, Registration
          No. 333-25233, filed with the SEC on March 5, 1999).
 +4.26    Supplemental Indenture No. 2, dated as of June 21, 2002,
          between Nabors Industries, Inc., Nabors Industries Ltd. and
          Wells Fargo Bank Minnesota, National Association, with
          respect to Nabors Industries, Inc.'s 6.8% notes due 2004
          (incorporated by reference to Exhibit 4.7 to Nabors
          Industries Ltd.'s Form 10-Q, File No. 000-49887, filed with the SEC on August 14, 2002).
 +4.27    Indenture dated as of March 31, 1998 among Pool Energy
          Services Co., the guarantors named therein and Marine
          Midland Bank, as trustee, with respect to $150,000,000
          aggregate principal amount of 8 5/8% Senior Subordinated
          Notes due 2008, Series A and B (incorporated by reference to
          Exhibit 4.4 to Nabors Industries, Inc.'s Form 10-K, File No.
          1-9245, filed with the SEC on March 30, 2000).
 +4.28    Supplemental Indenture dated as of March 31, 1998 among Pool
          Energy Services Co., the guarantors named therein and Marine
          Midland Bank, as trustee (incorporated by reference to
          Exhibit 4.5 to Nabors Industries, Inc.'s Form 10-K, File No.
          1-9245, filed with the SEC on March 30, 2000).
 +4.29    Second Supplemental Indenture dated as of December 1, 1999 among Nabors Holding Company (formerly Pool Energy Services
          Co.), the guarantors named therein and HSBC Bank USA
          (formerly Marine Midland Bank), as trustee (incorporated by reference to Exhibit 4.6 to Nabors Industries, Inc.'s Form
          10-K, File No. 1-9245, filed with the SEC on March 30,
          2000).

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 +4.30    Third Supplemental Indenture dated as of February 14, 2000 among Nabors Holding Company, the guarantors named therein and HSBC Bank USA (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.'s Form 8-K dated February 2,
          2000, File No. 1-9245, filed with the SEC on February 24,
          2000).
 +4.31    Fourth Supplemental Indenture dated as of June 21, 2002
          among Nabors Holding Company as issuer, Nabors Industries,
          Inc. as guarantor, Nabors Industries Ltd. as guarantor, and
          HSBC Bank USA, as trustee, with respect to Nabors Holding
          Company's 8 5/8% senior subordinated notes due 2008
          (incorporated by reference to Exhibit 4.4 to Nabors
          Industries Ltd.'s Form 10-Q, File No. 000-49887, filed with the SEC on August 14, 2002).
 +4.32    Indenture dated as of June 20, 2000 between Nabors
          Industries, Inc. and Bank One, N.A., as trustee, in
          connection with $825,000,000 original principal amount of
          Zero Coupon Convertible Senior Debentures due 2020
          (incorporated by reference to Exhibit 4.1 to Nabors
          Industries, Inc.'s Form 8-K, File No. 1-9245, filed with the
          SEC on June 22, 2000).
 +4.33    Form of Debenture (contained in Exhibit 4.32).
 +4.34    First Supplemental Indenture dated July 5, 2000 between
          Nabors Industries, Inc. and Bank One, N.A., as trustee, in connection with the Zero Coupon Convertible Senior
          Debentures due 2020 (incorporated by reference to Exhibit
          4.2 to Nabors Industries, Inc.'s Registration Statement on
          Form S-3, Registration No. 333-44532, filed with the SEC on
          August 25, 2000).
 +4.35    Second Supplemental Indenture, dated as of June 21, 2002,
          among Nabors Industries, Inc. as issuer, Nabors Industries
          Ltd. as guarantor, and Bank One, N.A., as trustee, with
          respect to Nabors Industries, Inc.'s zero coupon convertible senior debentures due 2020 (incorporated by reference to
          Exhibit 4.6 to Nabors Industries Ltd.'s Form 10-Q, File No.
          000-49887, filed with the SEC on August 14, 2002).
 +4.36    Registration Rights Agreement dated as of June 15, 2000
          between Nabors Industries, Inc. and the initial purchaser of the Zero Coupon Convertible Senior Debentures due 2020
          (incorporated by reference to Exhibit 4.3 to Nabors
          Industries, Inc.'s Form 8-K, File No. 1-9245, filed with the
          SEC on June 22, 2000).
 +4.37    Indenture dated as of February 5, 2001 between the Nabors
          Industries, Inc. and Bank One, N.A., as trustee, in
          connection with $1,382,200,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures due 2021
          (incorporated by reference to Exhibit 4.11 to Form 10-K,
          File No. 1-9245, filed with the SEC on March 30, 2001).
 +4.38    Form of Debenture (contained in Exhibit 4.37).
 +4.39    First Supplemental Indenture, dated as of June 21, 2002
          among Nabors Industries, Inc., as issuer, Nabors Industries
          Ltd. as guarantor, and Bank One, N.A. as trustee, with
          respect to Nabors Industries, Inc.'s zero coupon convertible senior debentures due 2021 (incorporated by reference to
          Exhibit 4.5 to Nabors Industries Ltd.'s Form 10-Q, File No.
          000-49887, filed with the SEC on August 14, 2002).
 +4.40    Registration Rights Agreement dated as of January 31, 2000 between Nabors Industries, Inc. and the initial purchaser of the Zero Coupon Convertible Senior Debentures due 2021
          (incorporated by reference to Exhibit 4.13 to Form 10-K,
          File No. 1-9245, filed with the SEC on March 30, 2001).
 +4.41    Indenture, dated August 22, 2002, among Nabors Industries,
          Inc., Nabors Industries Ltd. and Bank One, N.A.
          (incorporated by reference to Exhibit 4.1 to Nabors
          Industries, Inc.'s Registration Statement on Form S-4
          (Registration No. 333-10049201) filed with the SEC on
          October 11, 2002).
 +4.42    Registration Rights Agreement, dated August 22, 2002, among
          Nabors Industries, Inc., Nabors Industries Ltd., and Lehman
          Brothers Inc. (incorporated by reference to Exhibit 4.2 to
          Nabors Industries, Inc.'s Registration Statement on Form S-4
          (Registration No. 333-10049201) filed with the SEC on
          October 11, 2002).
 +4.43    Form of 5.375% Senior Exchange Note due 2012 (included in
          Exhibit 4.41).
 +4.44    Indenture, dated August 22, 2002, among Nabors Holdings 1,
          ULC, Nabors Industries, Inc., Nabors Industries Ltd. and
          Bank One, N.A. (incorporated by reference to Exhibit 4.1 to
          Nabors Holdings 1, ULC's Registration Statement on Form S-4
          (Registration No. 333-10049301) filed with the SEC on
          October 11, 2002).

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
 +4.45    Registration Rights Agreement, dated August 22, 2002, among
          Nabors Holdings 1, ULC, Nabors Industries, Inc., Nabors
          Industries Ltd., and Lehman Brothers Inc. (incorporated by reference to Exhibit 4.2 to Nabors Holdings 1, ULC's
          Registration Statement on Form S-4 (Registration No.
          333-10049301) filed with the SEC on October 11, 2002).
 +4.46    Form of 4.875% Senior Exchange Note due 2009 (included in
          Exhibit 4.44).
 +4.47    Form of Provisions Attaching to the Exchangeable Shares of
          Nabors Exchangeco (Canada) Inc. (incorporated by reference to Exhibit 4.1 to Nabors Industries, Inc.'s Registration
          Statement on Form S-3 (Registration No. 333-85228) filed
          with the SEC on March 29, 2002, as amended).
 +4.48    Form of Support Agreement between Nabors Industries, Inc.,
          3064297 Nova Scotia Company and Nabors Exchangeco (Canada)
          Inc. (incorporated by reference to Exhibit 4.2 to Nabors
          Industries, Inc.'s Registration Statement on Form S-3
          (Registration No. 333-85228) filed with the SEC on March 29,
          2002, as amended).
 +4.49    Form of Acknowledgement of Novation to Nabors Industries,
          Inc., Nabors Exchangeco (Canada) Inc., Computershare Trust
          Company of Canada and 3064297 Nova Scotia Company executed by Nabors Industries Ltd. (incorporated by reference to
          Exhibit 4.3 to Nabors Industries Ltd.'s Post-Effective
          Amendment No. 1 to Registration Statement on Form S-3
          (Registration No. 333-85228-99) filed with the SEC on June
          11, 2002).
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
  5.2     Opinion of Appleby Spurling & Kempe.
 12.1     Computation of Ratio of Earnings to Fixed Charges.
 15.1     Awareness Letter of PricewaterhouseCoopers LLP to the SEC.
 23.1     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in Exhibit 5.1).
 23.2     Consent of Appleby Spurling & Kempe (included in Exhibit
          5.2).
 23.3     Consent of PricewaterhouseCoopers LLP.
 24.1     Powers of Attorney (included in signature pages hereto).
 25.1     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Industries Ltd. Senior Indenture.
 25.2     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Industries Ltd. Subordinated
          Indenture.
 25.3     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Industries, Inc. Senior Indenture.
 25.4     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Industries, Inc. Subordinated
          Indenture.
 25.5     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors International Finance Inc. Senior
          Indenture.
 25.6     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors International Finance Inc.
          Subordinated Indenture.
 25.7     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Holdings Ltd. Senior Indenture.
 25.8     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Holdings Ltd. Subordinated
          Indenture.
 25.9     Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A. as
          trustee under the Nabors Holdings 1, ULC Senior Indenture.
 25.10    Statement of Eligibility on Form T-1, under the Trust
          Indenture Act of 1939, as amended, of Bank One, N.A., as
          trustee under the Nabors Holdings 1, ULC Subordinated
          Indenture.

---------------

+ Incorporated by reference as indicated.

* To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.